SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 29, 2003


                       PPL Electric Utilities Corporation
                       ----------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


        Pennsylvania                  1-905                      23-0959590
        ------------                  -----                      ----------
(State or other jurisdiction       (Commission                 (IRS Employer
      of Incorporation)            File Number)              Identification No.)


           Two North Ninth Street, Allentown, Pennsylvania 18101-1179
           ----------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's Telephone Number, including Area Code: (610) 774-5151
                                                           --------------


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ITEM 9. REGULATION FD DISCLOSURE
        ------------------------

     In connection with a proposed refinancing of currently outstanding tax-exempt pollution control revenue refunding bonds (the "Existing Bonds") by the Lehigh County Industrial Development Authority (the "LCIDA") on behalf of PPL Electric Utilities Corporation ("PPL Electric Utilities"), PPL Electric Utilities has disclosed that its net income for the year ended December 31, 2002 was $39 million. The refinancing of the Existing Bonds, in an aggregate principal amount of $90,000,000, is to be effected pursuant to the offering by the LCIDA of a new series of tax-exempt pollution control revenue refunding bonds in the same aggregate principal amount.


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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PPL ELECTRIC UTILITIES CORPORATION


                                         By:  /s/ James E. Abel
                                              -----------------------------
                                              James E. Abel
                                              Treasurer


Dated: January 30, 2003